EXHIBIT 5.1

January 12, 2012

Shutterfly, Inc.
2800 Bridge Parkway, Suite 101
Redwood City, California 94065

Gentlemen/Ladies:

At your request, we have examined the registration statement on Form S-8 (the “Registration Statement”) to be filed by  Shutterfly, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about January 12, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,149,683 shares of the Company’s Common Stock (the “Stock”), subject to issuance by the Company upon the exercise or settlement of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock unit awards or awards or performance shares granted under the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”).  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 4, 2006;

(2)	the Company’s Restated Bylaws, certified by the Company’s Secretary on January 10, 2012;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the 2006 Plan and related forms of subscription agreements;

(5)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(6)
the minutes of meetings and actions by written consent of the incorporator(s), stockholders, Board of Directors and committees of the Board of Directors at which, or pursuant to which, the Company’s Restated Certificate of Incorporation, Restated Bylaws and the 2006 Plan, each as amended from time to time, were approved;

(7)
the stock records and information that the Company has provided to us (consisting of a certificate from the Company’s transfer agent as of January 9, 2012 verifying the number of the Company’s issued and outstanding shares of capital stock as of such date and a report of outstanding options and warrants and any other rights to purchase shares of the Company’s capital stock as of January 9, 2012 included in the Management Certificate referenced below); and

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the shares of Stock that may be issued and sold by the Company upon the exercise or settlement of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock unit awards or awards or performance shares granted or to be granted under the 2006 Plan and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Robert A. Freedman
Robert A. Freedman, a Partner